Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports First Quarter 2016 Results

DALLAS, Texas, May 10, 2016 - Southcross Energy Partners, L.P. (NYSE:SXE) (“Southcross” or the “Partnership”) today announced first quarter 2016 financial and operating results.

First Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $20.7 million for the quarter ended March 31, 2016, compared to $17.0 million for the same period in the prior year and $24.9 million for the quarter ended December 31, 2015.

Gross operating margin (as defined below) totaled $40.3 million for the quarter ended March 31, 2016, compared to $44.8 million for the same period in the prior year, and $47.7 million for the quarter ended December 31, 2015. Net loss was $15.5 million for the quarter ended March 31, 2016, compared to $13.9 million for the same period in the prior year and $16.5 million for the quarter ended December 31, 2015.

Results for the quarter were negatively impacted by a previously announced outage at a Southcross Holdings LP (“Holdings”) treatment facility that feeds gas to the Partnership’s processing plants. The outage resulted in an approximately $1.8 million impact on gross operating margin for the quarter. During the outage, significant plant improvements were completed and the facility is now fully operational, with volumes returned to previous levels.

Processed gas volumes during the quarter averaged 343 MMcf/d, a decrease of approximately 23% compared to 447 MMcf/d for the same period in the prior year and a decrease of 22% compared to 437 MMcf/d for the quarter ended December 31, 2015. In addition to the outage described above, volumes were negatively impacted by a previously discussed contract termination and a competitor redirecting gas to its own processing facilities.

Adjusted EBITDA for the first quarter was lower than the prior quarter due to the decline in processed gas volumes, partially offset by lower operations and maintenance expense. The financial impact of certain volumetric declines is expected to be partially mitigated in future quarter by payments under contracts that contain minimum volume commitments.

“We have the right team and strategically located assets to best leverage the anticipated recovery in commodity prices and associated increase in Eagle Ford drilling activity,” said John Bonn, President and Chief Executive Officer of Southcross’ general partner. “We remain focused on best positioning Southcross during the current commodity price environment and associated market uncertainty.”

Capital Expenditures

For the quarter ended March 31, 2016, growth capital expenditures were $3.1 million and were related primarily to work to enhance system efficiency and reliability. Southcross anticipates that growth capital expenditures for full year 2016 will be in the range of $20 million to $30 million.

Capital and Liquidity

As of March 31, 2016, Southcross had total outstanding debt of $639.2 million including $184.6 million under its revolving credit facility and a $14.2 million senior unsecured note payable. Based on the terms of its credit facilities, as amended on May 7, 2015, Southcross’ total leverage ratio (as generally defined as debt divided by credit agreement EBITDA) was 5.5 to 1 as of March 31, 2016, which included the benefit of a $0.5 million equity cure in order to meet the leverage covenant requirement. The cure will be funded in accordance with the terms of the equity cure contribution agreement.

Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended March 31, 2016 was $10.3 million, compared to $7.8 million for the same period in the prior year and $11.4 million for the quarter ended December 31, 2015.

Conference Call Information

Southcross will hold a conference call on Tuesday, May 10, 2016, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its first quarter 2016 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13636032. The replay of the call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford Shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

About Southcross Holdings LP

Southcross Holdings LP, through its subsidiary Southcross Holdings Borrower LP, owns 100% of Southcross Energy Partners GP, LLC, the general partner of Southcross, as well as a portion of Southcross' common units, and all of Southcross' subordinated units and Class B convertible units. Holdings also owns natural gas gathering and treating assets as well as NGL pipelines and fractionation facilities in South Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the expectations, plans, strategies, objectives and growth of Southcross; the expected source to fund the equity cure; and anticipated capital expenditures. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define gross operating margin as the sum of revenues less the cost of natural gas and NGLs sold. For our fixed-fee contracts, we record the fee as revenue and there is no offsetting cost of natural gas and NGLs sold. For our fixed-spread and commodity-sensitive arrangements, we record as revenue all of our proceeds from the sale of the natural gas and NGLs and record as an expense the associated cost of natural gas and NGLs sold.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our performance and liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:
Southcross Energy Partners, L.P.
David Lawrence, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Revenues	$95,455	$178,491
Revenues - affiliates	24,271	7,447
Total revenues	119,726	185,938

Expenses:
Cost of natural gas and liquids sold	79,447	141,115
Operations and maintenance	16,778	22,555
Depreciation and amortization	18,541	17,031
General and administrative	7,886	7,805
Loss on sale of assets, net	—	218
Total expenses	122,652	188,724

Loss from operations	(2,926)	(2,786)
Other expense:
Equity in losses of joint venture investments	(3,429)	(3,552)
Interest expense	(9,170)	(7,498)
Total other expense	(12,599)	(11,050)
Loss before income tax benefit (expense)	(15,525)	(13,836)
Income tax benefit (expense)	5	(69)
Net loss	(15,520)	(13,905)
General partner unit in-kind distribution	—	(76)
Net loss attributable to Holdings	—	(3,154)
Net loss attributable to partners	$(15,520)	$(10,827)

Earnings per unit and distributions declared
Net loss allocated to limited partner common units	$(7,643)	$(4,936)
Weighted average number of limited partner common units outstanding	28,446	23,801
Basic and diluted loss per common unit	$(0.27)	$(0.21)

Net loss allocated to limited partner subordinated units	$(3,280)	$(2,533)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.27)	$(0.21)
Distributions declared and paid per common unit	$—	$0.40

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$12,775	$11,348
Trade accounts receivable	28,613	39,585
Accounts receivable - affiliates	51,858	49,734
Prepaid expenses	3,070	3,915
Deposits to suppliers	15,300	—
Other current assets	798	1,256
Total current assets	112,414	105,838

Property, plant and equipment, net	1,051,856	1,066,001
Investments in joint ventures	141,780	140,526
Other assets	6,839	6,595
Total assets	$1,312,889	$1,318,960

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$44,395	$66,458
Accounts payable - affiliates	10,816	7,871
Current portion of long-term debt	4,500	4,500
Senior unsecured PIK notes	14,229	—
Other current liabilities	2,398	10,406
Total current liabilities	76,338	89,235

Long-term debt	607,011	604,518
Other non-current liabilities	9,682	3,871
Total liabilities	693,031	697,624

Commitments and contingencies

Partners' capital:
Common units (28,512,017 and 28,420,619 units outstanding as of March 31, 2016 and December 31, 2015, respectively; 8,029,729 units issuable as of March 31, 2016)	277,401	271,236
Class B Convertible units (15,958,990 units issued and outstanding as of March 31, 2016 and December 31, 2015)	296,310	300,596
Subordinated units (12,213,713 units issued and outstanding as of March 31, 2016 and December 31, 2015)	34,641	37,920
General partner interest	11,506	11,584
Total partners' capital	619,858	621,336
Total liabilities and partners' capital	$1,312,889	$1,318,960

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(15,520)	$(13,905)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	18,541	17,031
Unit-based compensation	981	813
Amortization of deferred financing costs and PIK interest	1,073	825
Loss on sale of assets, net	—	218
Unrealized loss on financial instruments	30	167
Equity in losses of joint venture investments	3,429	3,552
Distribution from joint venture investment	390	—
Other, net	(121)	11
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	9,099	18,307
Prepaid expenses and other current assets	1,173	(297)
Deposits paid to suppliers	(15,300)	—
Other non-current assets	(280)	170
Accounts payable and accrued liabilities	(18,663)	(27,140)
Other liabilities, including affiliates	(2,004)	2,296
Net cash provided by (used in) operating activities	(17,172)	2,048
Cash flows from investing activities:
Capital expenditures	(5,474)	(41,002)
Insurance proceeds from property damage claims, net of expenditures	125	545
Proceeds from sales of assets	—	4,368
Investment contribution to joint venture investments	(5,072)	(2,349)
Net cash used in investing activities	(10,421)	(38,438)
Cash flows from financing activities:
Borrowings under our credit facility	3,110	50,000
Repayments under our credit facility	(250)	(15,000)
Repayments under our term loan agreement	(1,125)	(1,125)
Payments on capital lease obligations	(103)	(140)
Financing costs	(86)	(6)
Tax withholdings on unit-based compensation vested units	(57)	—
Payments of distributions and distribution equivalent rights	—	(13,368)
Expenses paid by Holdings on behalf of Valley Wells' assets	—	14,610
Issuance of senior unsecured PIK notes	14,000	—
Valley Wells operating expense cap adjustment	1,647	—
Equity contribution from Holdings	11,884	—
Net cash provided by financing activities	29,020	34,971

Net increase (decrease) in cash and cash equivalents	1,427	(1,419)
Cash and cash equivalents — Beginning of period	11,348	1,649
Cash and cash equivalents — End of period	$12,775	$230

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Financial data:
Adjusted EBITDA	$20,696	$16,982
Gross operating margin	40,279	44,823

Maintenance capital expenditures	$2,331	$2,527
Growth capital expenditures	3,143	38,475

Distributable cash flow	$10,324	$7,750
Cash distributions declared	—	9,938

Operating data:
Average volume of processed gas (MMcf/d)	343	447
Average volume of NGLs produced (Bbls/d)	39,651	41,880

Realized prices on natural gas volumes ($/Mcf)	$1.87	$2.92
Realized prices on NGL volumes ($/gal)	0.27	0.41

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of gross operating margin to net loss:
Gross operating margin	$40,279	$44,823
Add (Deduct):
Income tax benefit (expense)	5	(69)
Equity in losses of joint venture investments	(3,429)	(3,552)
Interest expense	(9,170)	(7,498)
Loss on sale of assets, net	—	(218)
General and administrative	(7,886)	(7,805)
Depreciation and amortization	(18,541)	(17,031)
Operations and maintenance	(16,778)	(22,555)
Net loss	$(15,520)	$(13,905)

	Three Months Ended March 31,
	2016	2015
Reconciliation of net loss to Adjusted EBITDA and distributable cash flow:
Net loss	$(15,520)	$(13,905)
Add (deduct):
Depreciation and amortization	18,541	17,031
Interest expense	9,170	7,498
Income tax (benefit) expense	(5)	69
Unrealized loss on commodity swaps	—	111
Loss on sale of assets, net	—	218
Revenue deferral adjustment	754	754
Unit-based compensation	981	813
Major litigation costs, net of recoveries	125	453
Transaction-related costs	6	301
Equity in losses of joint venture investments	3,429	3,552
Retention bonuses due from Holdings	898	—
Valley Wells' operating expense cap adjustment	991	—
Fees related to Equity Cure Agreement	510	—
Investment distribution from joint venture	390	—
Other, net	426	87
Adjusted EBITDA	$20,696	$16,982
Cash interest, net of capitalized costs	(8,046)	(6,636)
Income tax benefit (expense)	5	(69)
Maintenance capital expenditures	(2,331)	(2,527)
Distributable cash flow	$10,324	$7,750